EXHIBIT 10.1
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                                 PROMISSORY NOTE
                                  (Commercial)
                                                                Denver, Colorado
U.S. $65,000                                                      April 21, 2004


     FOR VALUE RECEIVED, Diamond One, Inc. (Borrower) promises to pay to Robert Chramosta or order, (Note Holder) the principal sum of $65,000 U.S. Dollars, with interest on the unpaid principal balance from the date of this Note until paid, at the rate of 5% per annum.

     This Note, together with all accrued but unpaid interest, is due on demand.

     Principal and interest shall be payable at 9648 East Arapahoe Road, Suite A, Greenwood Village, CO 80112, or such other place as the Note Holder may designate.

     If this Note is not paid when due, the Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

     Payments received for application to this Note shall be applied first to the payment of costs and expense of collection and/or suit, if any, second to the payment of accrued interest specified above, and the balance applied in reduction of the principal amount hereof.


                                            DIAMOND ONE, INC.



                                            By  /s/ Troy Fullmer
                                               --------------------------
                                                Troy Fullmer, Secretary


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                  UNIFORM COMMERCIAL CODE - SECURITY AGREEMENT
                  --------------------------------------------

Debtor:

     Name                    Diamond One, Inc.
         -----------------------------------------------------------------------

     Address:
         Residence:            N/A
                   ------------------------------------------------------------
                      No.         Street                City          State

         Business: 9648 East Arapahoe Rd., Suite A, Greenwood Village, CO  80112
                  --------------------------------------------------------------
                     No.          Street                City          State


Secured Party:
     Name                        Robert Chramosta
         -----------------------------------------------------------------------

     Address:      9648 East Arapahoe Road, Suite A, Greenwood Village, CO 80112
             -------------------------------------------------------------------
                     No.          Street                City          State


Debtor, for consideration, hereby grants to Secured Party a security interest in the following property and any and all additions, accessions and substitutions thereto or therefor (hereinafter called the "COLLATERAL"):


     All inventory of the Company, now owned or hereafter acquired, and all proceeds from the same.


to secure payment of the $65,000 payable to the Secured Party.


DEBTOR EXPRESSLY WARRANTS AND COVENANTS:

     1. That except for the security interest granted hereby Debtor is, or to the extent that this agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrances; and that Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

     2.   The Collateral is used or bought primarily for:
          [_]  Personal, family or household purposes;
          [_]  Use in farming operations;
          [X]  Use in business.

     3.   The Collateral will be kept at

               9648 East Arapahoe Rd., Suite A, Greenwood Village, CO 80112
          ----------------------------------------------------------------------
                 No. and Street                     City          State

     4. If any of the Collateral is crops, oil, gas, or minerals to be extracted or timber to be cut, or goods which are or are to become fixtures, said Collateral concerns the following described real estate situate in the County of and State of , to wit:

                                       N/A

     5. Promplty to notify Secured Party of any change in the location of the Collateral.

     6. To pay all taxes and assessments of every nature which may be levied or assessed against the Collateral

     7. Not to permit or allow any adverse lien, security interest or encumbrance whatsoever upon the Collateral and not to permit the same to be attached or replivined.

     8. That the Collateral is in good condition, and that Debtor will, at its own expense, keep the same in good condition and from time to time, forthwith, replace and repair all such parts of the Collateral as may be damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs, and that the Secured Party may examine and inspect the Collateral at any time, wherever located.

     9. That Debtor will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

     UNTIL DEFAULT Debtor may have possession of the Colateral and use it in any lawful manner, and upon default Secured Party shall have the immediate right to the possession of the Collateral.

     DEBTOR SHALL BE IN DEFAULT under this agreement upon the happening of any of the following conditions:

          (a) default in the payment or performance of any obligation, covenant or liability contained or referred to herein or in any note evidencing the same;

          (b) the make or furnishing of any warranty, representation or statement to Secured Party by or on behalf of Debtor which proves to have been false in any material respect when made or furnished;

          (c) loss, theft, damage, destruction, sale or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon;

     UPON SUCH DEFAULT and at any time thereafter, or if it deems itself insecure, Secured Party may declare all Obligations secured hereby immediately due and payable and shall have the remedies of a secured party under Article 9 of the Colorado Uniform Commercial Code. Secured Party may require Debtor to assemble the Collateral and deliver or make it available to Secrued Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorney's fees and legal expenses.

     No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this security agreement shall not waive or impair any other security said Secured Party may have or hereafter acquire for the payment of the above indebtedness, nor shall the taking of any such additional security waive or impair this security agreement; but said Secured Party may resort to any security it may have in the order it may deem proper, and notwithstanding any collateral security, Secured Party shall retain any rights of set-off against Debtor.

     All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all promises and duties of Debtor shall bind the Debtor's successors or assigns.

     Date this 21st day of April, 2004.

Debtor:                                       Secured Party:
------                                        -------------
DIAMOND ONE, INC.


By    /s/ Troy Fullmer                           /s/ Robert Chramosta
  ----------------------------------          ----------------------------------
      Troy Fullmer, Secretary                     Robert Chramosta